As filed with the Securities and Exchange Commission on May 10, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________________________
Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________

Delaware	47-2783641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Harris Building 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan
(Full title of the plan)

E. James Ferland Chairman and Chief Executive Officer 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina 28277
(Name and address of agent for service)

(704) 625-4900
(Telephone number, including area code, of agent for service)
_______________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_______________________________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000 shares (1)(2)	$22.70 (3)	$56,750,000 (3)	$5,714.73

(1)
Represents shares of common stock, par value $0.01 per share, (“Common Shares”), of Babcock & Wilcox Enterprises, Inc. (“BWE”) issuable pursuant to the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Shares as reported on the New York Stock Exchange on May 3, 2016 within five business days prior to filing.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 2,500,000 Common Shares under the Plan, for which a previously filed Registration Statement on Form S-8 is effective. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-205333) filed by BWE on June 29, 2015, including all attachments and exhibits, except to the extent supplemented, amended or superseded by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a)	BWE’s Annual Report on Form 10-K for the year ended December 31, 2015 (Commission File No. 001-36876), filed with the Commission on February 25, 2016;

(b)	BWE’s Current Report on Form 8-K (Commission File No. 001-36876), filed with the Commission on May 6, 2016;

(c)	BWE’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (Commission File No. 001-36876), filed with the Commission on May 10, 2016; and

(d)
The description of the Capital Stock contained in BWE’s Information Statement, filed as Exhibit 99.1 to the Registrant’s Form 10 Registration Statement, under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by BWE with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876))

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876))
4.3
Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K (File No. 001-36876) filed on May 6, 2016)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 10, 2016.

Babcock & Wilcox Enterprises, Inc.

By:	/s/ E. James Ferland
Name: E. James Ferland
Title: Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 10, 2016.

Signature	Title
/s/ E. James Ferland
E. James Ferland	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
*
Jenny L. Apker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
*
Daniel W. Hoehn	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
*
Thomas A. Christopher	Director
*
Cynthia S. Dubin	Director
*
Brian K. Ferraioli	Director
*
Stephen G. Hanks	Director
*
Anne R. Pramaggiore	Director
*
Larry L. Weyers	Director

*
This Registration Statement has been signed on behalf of the above officers and directors by E. James Ferland, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: May 10, 2016	By:	/s/ E. James Ferland
E. James Ferland, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876))

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876))
4.3
Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K (File No. 001-36876) filed on May 6, 2016)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney